Exhibit 99.2

UNITED                                                                                                    News Release

Worldwide Communications:
Media Relations Office: 847.700.5538
Evenings/Weekends: 847.700.4088

For Immediate Release

UAL CORPORATION REPORTS SECOND-QUARTER RESTRUCTURING PROGRESS, SAYS MORE WORK NEEDED

Second-Quarter Operating Profit of $7 Million Reflects
Significant Improvement of $438 Million Year-Over-Year

Company Reports $77 million Operating Profit on its June Monthly Operating Report

Passenger Unit Revenue Up 10%, Outperforming the Industry

Unit Costs Down 10%; Excluding Fuel, Unit Costs Dip 17%

High Fuel Costs and Soft Yields Driving Need for
Further Cost Structure Improvements to Reach Sustainable Profitability

          CHICAGO, July 29, 2004 - UAL Corporation (OTCBB: UALAQ.OB), the holding company whose primary subsidiary is United Airlines, today reported its second-quarter 2004 financial results.

          UAL's second-quarter operating profit was $7 million, a significant improvement of $438 million over second-quarter results last year. UAL reported a net loss of $247 million, or a loss per basic share of $2.25, which includes $144 million in reorganization items described in the notes to the financial tables. The majority of reorganization charges resulted from non-cash items caused by the rejection of aircraft. Excluding reorganization items, UAL's net loss for the second quarter totaled $103 million, or a loss per basic share of $0.95.

          "Despite the challenging environment created by high fuel prices and soft domestic yields, we are focused on driving continuous improvement," said Glenn Tilton, chairman, president and chief executive officer. "We are making progress, but we know there is much work to do. Our business plan must generate the cash flow and liquidity that the financial markets are willing to support. It is clear that we must continue to reduce our overall cost structure if United is to be competitive and achieve sustainable profitability."

          In the meantime, UAL's restructuring efforts continue to deliver positive results, outperforming the industry. Tilton cited several of United's achievements in the second quarter:

    Increased passenger unit revenue 10% compared to last year, an improvement that outperformed the industry;
    Reduced mainline unit costs by 10%. Excluding fuel, unit costs dropped by 17%;
    Improved earnings from operations by $438 million over the same quarter a year ago.
          As previously reported, UAL has successfully negotiated the expansion of its debtor-in-possession financing to $1 billion on favorable terms and extended the repayment schedule through June 2005, demonstrating that major financial institutions support the company's long-term prospects. Throughout the restructuring, United has consistently acknowledged that the company must adapt to a very difficult, challenging and dynamic marketplace. UAL expects to substantially update its business plan based on feedback from the capital markets as to the appropriate cash flows, coverage ratios and other metrics necessary to support its exit financing package.

          Jake Brace, United's executive vice president and chief financial officer, said, "In the second quarter, United's financial performance met our expectations given historically high fuel prices. However, our overall financial performance is still unacceptable. Even though we are experiencing strong traffic - in June we reported our highest load factor ever - the pricing environment prohibits us from recouping these high costs."

Financial Results Continue Improvement

          The company recorded positive operating cash flow of $62 million for the second quarter. UAL ended the quarter with a strong cash balance of $2.2 billion, including $838 million in restricted cash. UAL's second-quarter 2004 operating revenues were $4 billion, up 30% compared to second quarter 2003. Load factor increased 5 points to 82% as traffic increased 20% on a 13% increase in capacity. In June, load factor reached a record 86%, up 4 points over June 2003. During the second quarter, passenger unit revenue was 10% higher on a 3% yield increase. SARS and the Iraq War contributed to a weak unit revenue performance last year. The recovery from last year, along with route and capacity adjustments, aggressive marketing and sales activities, helped United outperform the industry this year.

          Total operating expenses for the quarter were $4 billion, up 14% from the year-ago quarter. Operating expenses per available seat mile decreased 10% from the second quarter 2003. Excluding fuel, operating expenses per available seat mile decreased 17%. Productivity (available seat miles divided by manpower) was up 14% for the quarter year-over-year. Average fuel price for the quarter was $1.18 per gallon (including taxes), up 36% year-over-year.

          The company had an effective tax rate of zero for the second quarter, which makes UAL's pre-tax loss the same as its net loss.

Restructuring Progress

          This quarter the company began working with a new group of regional air carriers to fly ongoing United Express Service out of Washington Dulles and Chicago O'Hare and, as previously announced, plans to end its relationship with Atlantic Coast Airlines (ACA). United and ACA have reached agreement on a transition of aircraft that began June 3 and will be completed August 4.

          During the quarter the company reached an agreement with a coalition representing retirees regarding modifications to retiree medical and life benefits. This agreement, which covers more than 27,000 retirees, combined with the agreement previously announced in May with the Aircraft Mechanics Fraternal Association (AMFA), is expected to deliver cash savings to the company of more than $300 million through 2010.

Operational Performance Among the Best in UAL History

          The company continued to deliver outstanding operational performance for the second quarter 2004. Sixty-nine percent of United flights departed exactly on time during the quarter, one percentage point better than the goal set by the company for its new employee incentive program. Customer satisfaction ratings were among the highest the company has received.

Outlook

          Booked load factor for August is about the same as last year while September is running ahead of last year. We expect third-quarter system mainline capacity to be up about 7% from last year and fourth-quarter up about 3%. Capacity for 2004 is expected to be about 6% higher than 2003. The company expects fuel price, including taxes, for the third quarter to average $1.23 per gallon.

June Monthly Operating Report

          UAL today also filed with the United States Bankruptcy Court its Monthly Operating Report for June. The company posted a $77 million operating profit for June and met its DIP covenants for the month. During June the company made a scheduled DIP repayment of $60 million. In early July, the company made the last of its five scheduled payments to repay its $300 million DIP loan from the former Bank One.

          News releases and other information about United Airlines can be found at the company's website, www.united.com.

          The Notes attached to the Statement of Consolidated Operations show a reconciliation of the reported net income to the net loss excluding special charges, as well as a reconciliation of other financial measures, including and excluding special charges.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain statements included in this press release are forward-looking and thus reflect the Company's current expectations and beliefs with respect to certain current and future events and financial performance. Such forward-looking statements are and will be, as the case may be, subject to many risks and uncertainties relating to the operations and business environments of the Company that may cause actual results to differ materially from any future results expressed or implied in such forward-looking statements. Factors that could significantly affect net earnings, revenues, expenses, costs, load factor and capacity include, without limitation, the following: the Company's ability to continue as a going concern; the Company's ability to operate pursuant to the terms of the DIP financing; the Company's ability to obtain court approval with respect to motions in the Chapter 11 proceeding prosecuted by it from time to time; the Company's ability to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the Chapter 11 cases; risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusive period for the Company to propose and confirm one or more plans of reorganization; the potential adverse impact of the Chapter 11 cases on the Company's liquidity or results of operations; the appointment of a Chapter 11 trustee or conversion of the cases to Chapter 7; the costs and availability of financing; the Company's ability to execute its business plan; the Company's ability to attract, motivate and/or retain key employees; the Company's ability to attract and retain customers; demand for transportation in the markets in which the Company operates; general economic conditions; the effects of any hostilities or act of war or any terrorist attack; the ability of other air carriers with whom the Company has alliances or partnerships to provide the services contemplated by the respective arrangements with such carriers; the costs and availability of aircraft insurance; the costs of aviation fuel; the costs associated with security measures and practices; competitive pressures on pricing (particularly from lower-cost competitors); government legislation and regulation; and other risks and uncertainties set forth from time to time in UAL's reports to the United States Securities and Exchange Commission. Consequently, the forward-looking statements should not be regarded as representations or warranties by the Company that such matters will be realized. The Company disclaims any intent or obligation to update or revise any of the forward-looking statements, whether in response to new information, unforeseen events, changed circumstances or otherwise.

# # #

UAL CORPORATION AND SUBSIDIARY COMPANIES
(DEBTOR AND DEBTOR-IN-POSSESSION)
STATEMENTS OF CONSOLIDATED OPERATIONS (UNAUDITED)
(In Millions, Except Per Share)

(In accordance with GAAP)	Three Months Ended June 30
	2004	2003	% Change
Operating revenues:
Passenger - United Airlines	$ 3,242	$ 2,625	23.5
- Regional Affiliates*	358	-	-
Cargo	167	154	8.4
Other operating revenues	274	330	(17.0)
	4,041	3,109	30.0
Operating expenses:
Salaries and related costs	1,208	1,399	(13.7)
Aircraft fuel	693	452	53.3
Purchased services	370	308	20.1
Aircraft rent	134	137	(2.2)
Landing fees and other rent	242	236	2.5
Depreciation and amortization	218	275	(20.7)
Aircraft maintenance	193	115	67.8
Commissions	81	64	26.6
Regional Affiliates*	456	-	-
Other operating expenses	439	554	(20.8)
	4,034	3,540	14.0

Earnings/(loss) from operations	7	(431)	-

Other income (expense):
Interest expense	(117)	(144)	(18.8)
Interest capitalized	1	1	-
Interest income	5	4	25.0
Equity in losses of affiliates	1	(5)	-
Non-operating special items	-	341	-
Miscellaneous, net	-	8	-
	(110)	205	-

Loss before reorganization items and income taxes	(103)	(226)
Reorganization items, net	(144)	(397)
Loss before income taxes	(247)	(623)
Credit for income taxes	-	-
Net loss	$ (247)	$ (623)

Per share, basic:
Net loss	$ (2.25)	$ (6.26)

Weighted average shares (basic)	110.9	99.8
_____________
See accompanying notes.

*Regional affiliates include Air Wisconsin Airlines Corporation, Mesa Air Group, SkyWest Airlines, Trans States Airlines, Chautauqua Airlines and Shuttle America. Prior period amounts have not been reclassified. See Note 5.

UAL CORPORATION AND SUBSIDIARY COMPANIES
(DEBTOR AND DEBTOR-IN-POSSESSION)
STATEMENTS OF CONSOLIDATED OPERATIONS (UNAUDITED)
(In Millions, Except Per Share)

(In accordance with GAAP)	Six Months Ended June 30
	2004	2003	% Change
Operating revenues:
Passenger - United Airlines	$ 6,175	$ 5,173	19.4
- Regional Affiliates*	651	-	-
Cargo	315	318	(0.9)
Other operating revenues	632	802	(21.2)
	7,773	6,293	23.5
Operating expenses:
Salaries and related costs	2,457	2,935	(16.3)
Aircraft fuel	1,296	1,023	26.7
Purchased services	722	642	12.5
Aircraft rent	271	337	(19.6)
Landing fees and other rent	473	476	(0.6)
Depreciation and amortization	448	509	(12.0)
Aircraft maintenance	378	232	62.9
Commissions	162	129	25.6
Regional Affiliates*	830	-	-
Other operating expenses	940	1,254	(25.0)
	7,977	7,537	5.8	440	5.8%

Loss from operations	(204)	(1,244)	(83.6)

Other income (expense):
Interest expense	(237)	(286)	(17.1)
Interest capitalized	1	2	-
Interest income	15	9	66.7
Equity in losses of affiliates	(2)	(5)	(60.0)
Non-operating special items	(13)	204	-
Miscellaneous, net	8	1	-
	(228)	(75)

Loss before reorganization items and income taxes	(432)	(1,319)
Reorganization items, net	(274)	(646)
Loss before income taxes	(706)	(1,965)
Credit for income taxes	-	-
Net Loss	$ (706)	$ (1,965)

Per share, basic:
Net loss	$ (6.42)	$ (20.22)

Weighted average shares (basic)	110.8	97.4
_____________
See accompanying notes.

*Regional affiliates include Air Wisconsin Airlines Corporation, Mesa Air Group, SkyWest Airlines, Trans States Airlines, Chautauqua Airlines and Shuttle America. Prior period amounts have not been reclassified. See Note 5.

Consolidated Notes (Unaudited)

(1)	UAL Corporation ("UAL") is a holding company whose principal subsidiary is United Air Lines, Inc. ("United"). On December 9, 2002, UAL, United and twenty-six direct and indirect wholly owned subsidiaries filed Chapter 11 petitions for relief in the U.S. Bankruptcy Court for the Northern District of Illinois.

(2)	In connection with its bankruptcy proceedings, the Company recorded the following reorganization items (in millions):
			Three-Month Period			Six-Month Period
			2004	2003		2004	2003
	Aircraft rejection costs		$ 103	$ 279		$ 224	$ 279
	Transfer of lease certificates		-	-		-	215
	Professional fees		49	41		83	75
	Severance and employee retention		-	44		7	48
	Interest income		(4)	(5)		(8)	(8)
	Other		(4)	38		(32)	37
			$ 144	$ 397		$ 274	$ 646
	Aircraft rejection costs include the Company's estimate of claims incurred as a result of the rejection of certain aircraft as part of the bankruptcy process. In addition, United renegotiated certain off-balance sheet aircraft leases and surrendered its portion of the lease debt to the original equity participant. Accordingly, the Company's investment in these certificates was reduced to zero and the Company recognized a $215 million non-cash charge in reorganization items.

(3)	During the first quarter of 2004, United included in passenger revenue approximately $60 million of income resulting from out-of-period adjustments.
	In the second quarter of 2003, United recognized a $152 million curtailment charge in salaries and related costs related to the revaluation of the Company's pension and postretirement plans as well as a $102 million reversal of a contractual payment to some employees and changes in vacation accruals due to new lower pay rates resulting from contract renegotiations. In addition, the Company recognized incremental depreciation expense of $41 million arising from the sale of certain aircraft.

(4)	In the first quarter of 2004, the Company recorded a $13 million write-down to the value of certain non-operating B767-200s to net realizable value.

	Non-operating special items recorded in the second quarter of 2003 include $300 million received in compensation under the Emergency Wartime Supplemental Appropriations Act. In addition, United recognized $41 million in interest income on IRS tax refunds received in the second quarter.

	In the first quarter of 2003, the Company recorded a non-operating special charge of $137 million in connection with the write-down of the Company's investment in Air Canada preferred stock ($46 million) and to recognize a liability for the Company's guarantee of Air Canada debt ($91 million).

(5)	During the second half of 2003, United changed its classification of United Express ("UAX") revenues and expenses for United Express carriers Air Wisconsin Airlines Corporation, Mesa Air Group, SkyWest Airlines and Trans States Airlines in conjunction with new or substantially revised agreements with those carriers. Previously, revenues and expenses were netted and recorded in passenger revenue. Amounts for these United Express carriers are recorded as "regional affiliates revenue" and "regional affiliates expense". Prior period amounts have not been reclassified.

	On April 2, 2004, United and ACA agreed to end the UAX relationship and entered into a formal transition agreement providing for an orderly transition of UAX flying and ground handling. United is replacing the ACA flying with a combination of six regional airlines (and some United mainline service) including some new UAX carriers. The transition of UAX flying and ground handling began in June 2004 and will be completed in August. The revenues and expenses related to ACA continue to be included net in passenger revenues.

(6)	Included in UAL's results of operations are the results of its wholly owned subsidiary United Aviation Fuels Corporation ("UAFC"). For the second quarter of 2004 and 2003 and the first six months of 2004 and 2003, UAFC recorded revenues for fuel sales to third parties of $76 million, $166 million, $206 million and $456 million, respectively.

(7)	Pursuant to SEC Regulation G, the Company has included the following reconciliation of reported non-GAAP financial measures to comparable financial measures reported on a GAAP basis. The Company believes that the reported non-GAAP financial results are more consistent with the Company's underlying operating performance as they exclude largely non-recurring items. Statistical information is for United Mainline operations only.

		Three-Month Period				Six-Month Period
		In Millions		EPS		In Millions		EPS
		2004	2003	2004	2003	2004	2003	2004	2003
	GAAP net loss	$ (247)	$ (623)	$ (2.25)	$ (6.26)	$ (706)	$ (1,965)	$ (6.42)	$ (20.22)
	Adjusted for:
	Curtailment charges	-	152	-	1.52	-	152	-	1.56
	Reversal of employee charges	-	(102)	-	(1.02)	-	(102)	-	(1.04)
	Special charges	-	41	-	0.41	-	41	-	0.43
	Non-operating special items	-	(341)	-	(3.42)	13	(204)	0.11	(2.11)
	Reorganization items, net	144	397	1.30	3.98	274	646	2.48	6.62
		$ (103)	$ (476)	$ (0.95)	$ (4.79)	$ (419)	$ (1,432)	$ (3.83)	$ (14.76)

		Three-Month Period				Six-Month Period
		2004		2003		2004		2003
	Operating expense per asm	9.83		10.93		10.00		11.21
	Fuel expense	(1.91)		(1.41)		(1.82)		(1.53)
	Operating expense per asm excluding
	fuel expense (cents)	7.92		9.52		8.18		9.68

UNITED AIR LINES, INC AND SUBSIDIARY COMPANIES
(DEBTOR AND DEBTOR-IN-POSSESSION)

	Three Months Ended June 30
	2004	2003	% Change
OPERATING STATISTICS
United Air Lines Mainline Jet Operations

Revenue passengers (in thousands)	18,444	16,381	12.6

Revenue passenger miles (in millions)	29,727	24,737	20.2

Available seat miles (in millions)	36,235	32,121	12.8

Passenger load factor (percent)	82.0	77.0	5.0 pt.

Breakeven passenger load factor (percent)	83.5	91.1	(7.6) pt.

Passenger revenue per passenger mile - yield (cents)	10.85	10.53	3.0

Passenger revenue per available seat mile - passenger
unit revenue (cents)	8.95	8.17	9.5

Operating revenue per available seat mile - unit revenue (cents)	9.95	9.45	5.3

Operating expenses per available seat mile - unit cost (cents)	9.83	10.93	(10.1)

Operating expenses per available seat mile excluding
fuel expense (cents)	7.92	9.52	(16.8)

Average price per gallon of jet fuel (cents)	117.9	87.0	35.5

Number of aircraft in operating fleet at end of period	524	554

Average full-time equivalent employees (thousands)	59.7	60.1	(0.7)

UNITED AIR LINES, INC AND SUBSIDIARY COMPANIES
(DEBTOR AND DEBTOR-IN-POSSESSION)

	Six Months Ended June 30
	2004	2003	% Change
OPERATING STATISTICS
United Air Lines Mainline Jet Operations

Revenue passengers (in thousands)	34,412	32,070	7.3

Revenue passenger miles (in millions)	56,004	49,581	13.0

Available seat miles (in millions)	71,145	66,764	6.6

Passenger load factor (percent)	78.7	74.3	4.4 pt.

Breakeven passenger load factor (percent)	83.3	93.7	(10.4) pt.

Passenger revenue per passenger mile - yield (cents)	10.96	10.35	5.9

Passenger revenue per available seat mile - passenger
unit revenue (cents)	8.68	7.75	12.0

Operating revenue per available seat mile - unit revenue (cents)	9.75	9.20	6.0

Operating expenses per available seat mile - unit cost (cents)	10.00	11.21	(10.8)

Operating expenses per available seat mile excluding
fuel expense (cents)	8.18	9.68	(15.5)

Average price per gallon of jet fuel (cents)	112.8	95.3	18.4

Number of aircraft in operating fleet at end of period	524	554

Average full-time equivalent employees (thousands)	59.6	63.8	(6.6)